UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2014

LEXINGTON REALTY TRUST
(Exact name of registrant as specified in its charter)

Maryland	1-12386	13-3717318
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

LEPERCQ CORPORATE INCOME FUND L.P.
(Exact name of registrant as specified in its charter)

Delaware	033-04215	13-3779859
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Penn Plaza, Suite 4015, New York, New York		10119-4015
(Address of principal executive offices)		(Zip Code)

(212) 692-7200
(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 9, 2014, Lexington Realty Trust, which we refer to as the Trust, and its operating partnership, Lepercq Corporate Income Fund L.P., which we refer to as LCIF, entered into an indenture, dated as of May 9, 2014, which we refer to as the Base Indenture, by and among the Trust, as issuer, LCIF, as guarantor, and U.S. Bank National Association, as trustee, which we refer to as the Trustee relating to senior debt securities of the Trust and related guarantees. The securities governed by the Base Indenture may be issued in one or more series up to the aggregate principal amount of securities of that series from time to time authorized by or pursuant to a board resolution adopted by the Trust’s board of trustees or pursuant to one or more supplemental indentures. Such board resolution or supplemental indenture will include, among other things, the terms and conditions with respect to such series of securities.

A copy of the Base Indenture is attached to this Current Report as Exhibit 4.1 and is incorporated herein by reference. The foregoing description of the Base Indenture is qualified in its entirety by reference to the full text of the respective documents.

Item 9.01.	Financial Statements and Exhibits

(d)       Exhibits

4.1	Indenture, dated as of May 9, 2014, among the Trust, LCIF, and U.S. Bank National Association, as trustee.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lexington Realty Trust

Date: May 13, 2014	By: /s/ Patrick Carroll Patrick Carroll Chief Financial Officer

Lepercq Corporate Income Fund L.P. By: Lex GP-1 Trust, its general partner

Date: May 13, 2014	By: /s/ T. Wilson Eglin
T. Wilson Eglin
President

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Exhibit Index

4.1	Indenture, dated as of May 9, 2014, among the Trust, LCIF, and U.S. Bank National Association, as trustee.

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